Exhibit 99.1

BGC Partners Updates its Post-Spin Outlook for Full Year 2018

NEW YORK, NY – December 20, 2018 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners”, “BGC”, or the “Company”), a leading global brokerage and financial technology company, today announced that it had updated its outlook for full year 2018. This outlook excludes the results of its former subsidiary Newmark Group, Inc. (NASDAQ: NMRK) (“Newmark”), as all the shares of Newmark held by the Company were spun off (the “Spin-Off” or “Distribution”) to stockholders of BGC on November 30, 2018.1

Updated Outlook

BGC expects its post-spin results excluding Newmark for the full-year 2018 to be around the midpoint of its previously stated outlook for revenues and pre-tax Adjusted Earnings for the full-year 2018. This post-spin outlook was contained in BGC’s financial results press release issued on October 25, 2018, which can be found at http://ir.bgcpartners.com. BGC has filed pro forma GAAP results for historical periods excluding the results of Newmark, and will report its post-spin GAAP and non-GAAP results on the same basis for the fourth quarter and full year 2018.2 The Company’s full year post-spin outlook for 2018 compared with 2017 was as follows:

•	For the full year 2018, the Company expected post-spin BGC revenues to increase by between 9.5 and 11.5 percent year-on-year, compared to $1.8 billion in 2017.

•	BGC anticipated 2018 pre-tax post-spin BGC Adjusted Earnings to grow by between 29.5 and 33.5 percent, compared to $299.6 million in 2017.

The outlook for post-spin BGC’s fourth quarter 2018 results compared with a year earlier is therefore as follows:

•

For the fourth quarter of 2018, the Company expected post-spin BGC revenues of between $445 million and $475 million, an increase of between 3 and 10 percent compared to $432 million in the fourth quarter of 2017.

•

BGC anticipated pre-tax post-spin BGC Adjusted Earnings of between $80 million and $92 million in the fourth quarter of 2018, an increase of between 38 and 59 percent compared to $57.9 million in the fourth quarter of 2017.

Post-spin BGC’s fourth quarter 2018 results were impacted by the unexpected market closure on December 5 due to the National Day of Mourning honoring former President George H.W. Bush.

In addition, BGC now anticipates its post-spin Adjusted Earnings effective tax rate to be in the range of approximately 11.0 percent to 11.8 percent for the full year of 2018, compared with 3 percent for full year-2017. As was previously disclosed, the provision for income taxes under Adjusted Earnings for the fourth quarter and full year 2017 for consolidated BGC was lower due to an increase in grants of exchangeability related to the Company’s long-term efforts to retain executives and partners across Financial Services and Real Estate Services.

[1]

This includes the shares of Newmark Class A and Class B common stock owned by BGC, as well as the shares of Newmark common stock into which the limited partnership units of Newmark Holdings, L.P. and Newmark Partners, L.P. owned by BGC were exchanged prior to and in connection with the Spin-Off. For more information, see the press release titled “BGC Partners Announces Completion of Spin-Off of Newmark” dated November 30, 2018, and the related filing on Form 8-K filed before market open on December 6, 2018.

[2]

Beginning in the fourth quarter of 2018, Newmark’s historical financial results for periods prior to the Spin-Off will be reflected in BGC’s consolidated financial statements as discontinued operations. Stand-alone results for BGC Partners excluding Newmark Group may be referred to as results from “continuing operations” or “post-spin BGC.” Post-spin BGC can also be defined as the results for BGC’s Financial Services segment plus its pro-rata portion of corporate items. For more information on BGC’s GAAP results excluding Newmark, see the filing on Form 8-K/A filed after market close on December 6, 2018 as well as BGC’s third quarter 2018 financial results press release dated October 25, 2018. Please see additional reconciliation tables in the Company’s investor presentation available on the Company’s website at http://ir.bgcpartners.com.

Dividend Policy

Given BGC’s expectation of earnings growth and historical dividend policy of paying out at least 75 percent of post-tax Adjusted Earnings per share, post-spin BGC expects to pay a dividend of approximately 14 cents per share for the fourth quarter of 2018, subject to approval from the Board of Directors (“Board”). The Company expects to maintain its post-spin quarterly dividend of 14 cents per share in 2019. This 14 cents, combined with Newmark’s quarterly dividend of 9 cents multiplied by the 0.463895 distribution ratio,3 would have been approximately equal to the quarterly dividend of 18 cents per share paid by BGC for each quarter of 2017 and 2018. Therefore, the aggregate dividend received by an investor continuing to own BGC and Newmark shares post-spin would be approximately equal to the annualized dividend of 72 cents per share paid by BGC for 2017 and 2018.

Potential Reverse Split

The Company is considering a reverse stock split of BGC common stock, units, and other share equivalents in the first quarter of 2019, subject to Board approval, at a yet to be determined ratio.

BGC’s fully-diluted and float-adjusted market capitalizations decreased on December 3, 2018 as a result of the spin-off of Newmark. Prior to the spin-off, BGC’s ownership stake in Newmark made up a significant portion of the Company’s valuation. The reverse stock split, if undertaken, would be intended solely to increase the per share trading price of BGC’s common stock, improve its liquidity, and facilitate its trading.

Simplifying Non-GAAP Reporting Beginning in 2019

Beginning with the first quarter of 2019, the Company expects to simplify its definitions of Adjusted Earnings and Adjusted EBITDA in order to be more consistent with how many other companies report their non-GAAP results, including various financial services, financial data, and financial technology firms as well as companies in a variety of industries with Up-C structures similar to the structure of BGC.

Specifically, the Company plans to no longer report “grants of exchangeability to limited partnership units”. Instead, BGC anticipates adding back all equity-based compensation in calculating Adjusted Earnings and Adjusted EBITDA. The amount added back each period is expected to match the line item “Equity-based compensation and allocations of net income to limited partnership units” as reported for GAAP in the Company’s statements of cash flows. The Company also expects to begin periodically providing an annual outlook for share or unit issuances expected as a result of its ongoing equity-based compensation.

All share equivalents that are part of the Company’s stock-based compensation plan, including RSUs, REUs, and other units, have always been included in the fully diluted share count when issued. Therefore, compensation charges recorded under GAAP for these share equivalents have always been non-cash and non-dilutive. These anticipated changes will not impact BGC’s outlook for the fourth quarter or results for the fourth quarter or full year 2018, as they will be implemented for the first time when the Company reports its results for the three months ended March 31, 2019. At that time, BGC expects to issue recast non-GAAP results for 2018 and 2017 consistent with this new methodology.

[3]

On November 30, 2018, stockholders of BGC Partners Class A common stock received 0.463895 of a share of Newmark Class A common stock in the Distribution for every one share of BGC Partners Class A common stock held. For more information, see the press release titled “BGC Partners Announces Completion of Spin-Off of Newmark” dated November 30, 2018, and the related filing on Form 8-K filed before market open on December 6, 2018.

Adjusted Earnings Defined

BGC Partners uses non-GAAP financial measures including, but not limited to, “pre-tax Adjusted Earnings” and “post-tax Adjusted Earnings,” which are supplemental measures of operating results that are used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that Adjusted Earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers when managing its business. The following definitions have been updated to reflect only BGC’s continuing operations.

As compared with “income (loss) from continuing operations before income taxes”, and “net income (loss) from continuing operations per fully diluted share”, all prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash items and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders, as described below. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary results of BGC.

Adjustments Made to Calculate Pre-Tax Adjusted Earnings

BGC defines pre-tax Adjusted Earnings as GAAP income (loss) from continuing operations before income taxes and noncontrolling interest in subsidiaries, excluding items such as:

•	Non-cash asset impairment charges, if any;

•	Allocations of net income to limited partnership units;

•	Non-cash charges related to the amortization of intangibles with respect to acquisitions; and

•

Non-cash charges relating to grants of exchangeability to limited partnership units that reflect the value of the shares of common stock into which the unit is exchangeable when the unit holder is granted exchangeability not previously expensed in accordance with GAAP.

Virtually all of BGC’s key executives and producers have partnership or equity stakes in the Company and receive deferred equity or limited partnership units as part of their compensation. A significant percentage of the Company’s fully diluted shares are owned by its executives, partners and employees. The Company issues limited partnership units and grant exchangeability to unit holders to provide liquidity to its employees, to align the interests of its employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.

When the Company issues limited partnership units, the shares of common stock into which the units can be ultimately exchanged are included in BGC’s fully diluted share count for Adjusted Earnings at the beginning of the subsequent quarter after the date of grant. BGC includes such shares in the Company’s fully diluted share count when the unit is granted because the unit holder could be granted the ability to exchange their units into shares of common stock in the future. Generally, unit holders are expected to be paid a pro rata distribution based on BGC’s calculation of Adjusted Earnings per fully diluted share. Non-cash charges with respect to grants of exchangeability reflect the value of the shares of common stock into which the unit is exchangeable when the unit holder is granted exchangeability not previously expensed in accordance with GAAP. The amount of non-cash charges relating to grants of exchangeability the Company uses to calculate pre-tax Adjusted Earnings on a quarterly basis is based upon the Company’s estimate of expected grants of exchangeability to limited partnership units during the annual period, as described further below under “Adjustments Made to Calculate Post-Tax Adjusted Earnings.”

Additionally, Adjusted Earnings calculations exclude certain unusual, one-time, non-ordinary or non-recurring items, if any. These items are excluded from Adjusted Earnings because the Company views excluding such items as a better reflection of the ongoing operations of BGC. BGC’s definition of Adjusted Earnings also excludes certain gains and charges with respect to acquisitions, dispositions, or resolutions of litigation. Management believes that excluding such gains and charges also best reflects the ongoing performance of BGC.

Adjustments Made to Calculate Post-Tax Adjusted Earnings

Although Adjusted Earnings are calculated on a pre-tax basis, BGC also reports post-tax Adjusted Earnings. The Company defines post-tax Adjusted Earnings as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below and Adjusted Earnings attributable to noncontrolling interest in subsidiaries.

The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, BGC estimates its full fiscal year GAAP income (loss) from continuing operations before income taxes and noncontrolling interests in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected grants of exchangeability to limited partnership units during the annual period. The resulting annualized tax rate is applied to BGC’s quarterly GAAP income (loss) from continuing operations before income taxes and noncontrolling interests in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.

To determine the non-GAAP tax provision, BGC first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include non-cash charges with respect to grants of exchangeability; certain charges related to employee loan forgiveness; certain net operating loss carryforwards when taken for statutory purposes; certain charges related to tax goodwill amortization; and deductions with respect to charitable contributions. These adjustments may also reflect timing and measurement differences, including treatment of employee loans, changes in the value of units between the dates of grants of exchangeability and the date of actual unit exchange, variations in the value of certain deferred tax assets and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.

After application of these previously described adjustments, the result is the Company’s taxable income for its pre-tax Adjusted Earnings, to which BGC then applies the statutory tax rates to determine its non-GAAP tax provision. BGC’s effective tax rate on pre-tax Adjusted Earnings is equal to the amount of its non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.

Generally, the most significant factor affecting this non-GAAP tax provision is the amount of non-cash charges relating to the grants of exchangeability to limited partnership units. Because the non-cash charges relating to the grants of exchangeability are deductible in accordance with applicable tax laws, increases in exchangeability have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing its post-tax Adjusted Earnings.

Management uses post-tax Adjusted Earnings in part to help it evaluate, among other things, the overall performance of the business, to make decisions with respect to the Company’s operations, and to determine the amount of dividends payable to common stockholders and distributions payable to holders of limited partnership units.

BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC operates principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the consolidated Company would expect to pay if 100 percent of earnings were taxed at global corporate rates.

Adjusted Earnings Attributable to Noncontrolling Interest in Subsidiaries

Adjusted Earnings attributable to noncontrolling interest in subsidiaries is calculated based on the relevant noncontrolling interest existing on the balance sheet date. Noncontrolling interest will reflect the pro-rata ownership of certain shares and/or units of BGC.

Calculations of Post-Tax Adjusted Earnings per Common Share

BGC’s Post-Tax Adjusted Earnings per common share calculations assume either that:

•	The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated expense, net of tax, when the impact would be dilutive; or

•	The fully diluted share count excludes the shares related to these instruments, but includes the associated expense, net of tax.

The share count for Adjusted Earnings excludes certain shares expected to be issued in future periods but not yet eligible to receive dividends and/or distributions. Each quarter, the dividend payable to BGC’s common stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors, including post-tax Adjusted Earnings per common share. BGC may also pay a pro-rata distribution of net income to limited partnership units, as well as to Cantor for its noncontrolling interest. The amount of this net income, and therefore of these payments per unit, would be determined using the above definition of post-tax Adjusted Earnings per common share.

The declaration, payment, timing and amount of any future dividends payable by the Company will be at the discretion of its Board of Directors.

Other Matters with Respect to Adjusted Earnings

The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings, as well as related measures, are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of BGC’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that Adjusted Earnings measures and the GAAP measures of financial performance should be considered together.

BGC anticipates providing forward-looking guidance for GAAP revenues and for certain Adjusted Earnings measures from time to time. However, the Company does not anticipate providing an outlook for other GAAP results. This is because certain GAAP items, which are excluded from Adjusted Earnings, are difficult to forecast with precision before the end of each period. The Company therefore believes that it is not possible to forecast GAAP results or to quantitatively reconcile GAAP results to non-GAAP results with sufficient precision unless BGC makes unreasonable efforts. The items that are difficult to predict on a quarterly basis with precision and which can have a material impact on the Company’s GAAP results include, but are not limited, to the following:

•	Allocations of net income and grants of exchangeability to limited partnership units, which are determined at the discretion of management throughout and up to the period-end;

•	The impact of certain marketable securities, as well as any gains or losses related to associated mark-to- market movements and/or hedging. These items are calculated using period-end closing prices;

•	Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end; and

•	Acquisitions, dispositions and/or resolutions of litigation, which are fluid and unpredictable in nature.

See BGC’s most recent financial results press release and investor presentations titled “Reconciliation of GAAP income (loss) to Adjusted Earnings”, “Differences between Consolidated Results for Adjusted Earnings and GAAP”, “Reconciliation of BGC Partners, Inc. Consolidated to Post-Spin BGC Partners, Inc. for Revenues”, and “Reconciliation of BGC Partners, Inc. Consolidated to Post-Spin BGC Partners, Inc. for Pre-Tax Adjusted Earnings” for more information on BGC’s non-GAAP results and BGC’s post-spin results.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage and financial technology company. BGC’s Financial Services offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC provides a wide range of services, including trade execution, broker-dealer services, clearing, trade compression, post trade, information, and other services to a broad range of financial and non-financial institutions. Through brands including Fenics, BGC Trader, Capitalab, Lucera, and Fenics Market Data, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. BGC, BGC Trader, GFI, Fenics, Fenics Market Data, Capitalab, and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC Partners, Inc. and/or its affiliates.

BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC’s Class A common stock trades on the NASDAQ Global Select Market under the ticker symbol “BGCP”. BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow BGC at https://twitter.com/bgcpartners, https://www.linkedin.com/company/bgc-partners and/or http://ir.bgcpartners.com/Investors/default.aspx.

Discussion of Forward-Looking Statements about BGC

Statements in this document regarding BGC, expected dividend levels, the potential reverse stock split, or BGC’s non-GAAP financial measures that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

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